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                                THE LAW FIRM OF
                               HAMADA & MATSUMOTO
                       Kasumigaseki Building, 25th Floor
                           2-5, Kasumigaseki 3-Chome
                          Chiyoda-Ku, Tokyo 100, Japan
                               Tel: 03-3580-3377
                               Fax: 03-3581-4713


                                                               February 19, 1998



Warburg, Pincus Japan Growth Fund, Inc.
466 Lexington Avenue
New York, New York  10017-3147

Ladies and Gentlemen:

We have acted as counsel to Warburg, Pincus Japan Growth Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, as to matters of Japanese law.

We hereby confirm that the information concerning Japanese law set forth under the caption "Dividends, Distributions and Taxes -- Taxes" in the Prospectuses contained in the Fund's Registration Statement on Form N-1A, as amended (the "Registration Statement"), has been reviewed by us and in our opinion is correct. In addition, we hereby consent to the reference to us in the Prospectuses and to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement.

                               Very truly yours,

                               HAMADA & MATSUMOTO



                               By:  /s/ Yogo Kimura
                                  -----------------
                                      Yogo Kimura